UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2024

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea Israel, Israel	3088900
(Address of Principal Executive Offices)	(Area Code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Investment

On January 7, 2025, Citrine Global, Corp (the “Company”) and Deer Light Ltd. a company formed under the laws of the State of Israel (the “Investor”) entered into a term sheet agreement-in-principle pursuant to which Investor agreed to purchase, and Citrine Global agreed to sell, units of Citrine Global’s securities where each unit (each a “Unit”) is comprised of (i) one (1) share of common stock and (ii) a warrant to purchase an additional one share of common stock at a per share exercise price of $0.01, exercisable through the earlier of December 31, 2025 or such time as Citrine Global is cleared for listing on a U.S. National exchange., The purchase price per Unit is $0.01 for an aggregate purchase price of $137,000 which is payable on or before March 15, 2025.

The purchase price reflect a significant premium to the current market price of the Company’s Common Stock.

As of the date hereof, the Company has received approximately $120,000 of subscription proceeds.

The Company intends to utilize part of the proceeds to prepare and file its required periodic filings.

Conversion of Debt Instruments

As previously disclosed, between April 2020 and September 2022, the Company received advances of $1,880,000 in principal amount of loans (the “Advances”) from three Israeli partnerships, Citrine High Tech 7 LP (“7 LP “), Citrine 8 LP (“8 LP”) and Citrine 9 LP (“9 LP”; together with 7LP and 8LP, the “Partnerships). The principal and interest payment on the Advances are to be made in New Israeli Shekels (NIS) at the exchange rate which was in effect on the date on which the loan was advanced.

On December 31, 2024, the Partnerships agreed to convert the principal outstanding amount advances into shares of the Company’s common stock at a per share conversion rate of $0.01 (the “Conversion Shares”). In addition, each of the Partnerships were issued Warrants for an equivalent number of Conversion Shares at a per share exercise price of $0.01 (the “Warrants”). The conversion and exercise prices reflect a significant premium to the market price of the Company’s Common Stock. The Warrant shall be exercisable at the earlier of: December 31, 2025; or upon the Company’s common stock being cleared for listing on a U.S. stock exchange but shall be exercised not later than the listing of the Company’s stock on a U.S. stock exchange

The allocation of Conversion Shares among the Partnerships are as follows. With respect to LP 7, its outstanding principal amount under its Advance of $ 245,131 (principal amount in NIS 894,729 NIS) was converted into 24,513,100 Conversion Shares; LP 7 was also issued Warrants for an additional 24,513,100 shares of common stock. With respect to LP 8, its outstanding principal amount under its Advance of $ 410,234 (principal amount in NIS 1,497,355 NIS) was converted into 41,023,400 Conversion Shares. LP 8 was also issued Warrants for an additional 41,023,400 shares of common stock. With respect to LP 9, its outstanding principal amount under its Advance of $1,108,741 (principal amount in NIS - 4,046,905 NIS)was converted into 110,874,100 Conversion Shares. LP 9 was also issued Warrants for an additional 110,874,100 shares of common stock.

The accrued interest on the Notes shall be repaid at such time as the Company shall have raised gross proceeds of at least $5 million.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is hereby incorporated into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

citrine global, CORP.

Date: January 10, 2025	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chairperson of the Board and CEO